Exhibit 3.111

STATE OF NEW MEXICO

[SEAL]

OFFICE OF

THE STATE CORPORATION COMMISSION

CERTIFICATE OF INCORPORATION

OF

YOUTH SERVICES INTERNATIONAL OF NEW MEXICO, INC.

1729185

The State Corporation Commission certifies that duplicate originals of the Articles of Incorporation attached hereto, duly signed and verified pursuant to the provisions of the

BUSINESS CORPORATION ACT

(53-11-1 to 53-18-12 NMSA 1978)

have been received by it and are found to conform to law.

Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Incorporation and attaches hereto a duplicate original of the Articles of Incorporation.

Dated: MAY 8, 1995

In Testimony Whereof, the State Corporation Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said Commission to be affixed at the City of Santa Fe

/s/ [Illegible signature]
Chairman

/s/ [Illegible signature]
Director

1729185

ARTICLES OF INCORPORATION OF

YOUTH SERVICES INTERNATIONAL OF NEW MEXICO, INC.

(NAME OF CORPORATION)

The undersigned, acting as incorporator(s) to form a corporation under the New Mexico Business Corporation Act (53-11-1 to 53-18-12 NMSA 1978), adopts the following Articles of Incorporation for such corporation:

FIRST: The corporate name of the corporation is	YOUTH SERVICES INTERNATIONAL OF

NEW MEXICO, INC.

SECOND: The period of its duration is	PERPETUAL

THIRD: The purpose or purposes for which the corporation is organized are:

To engage in rehabilitative services for at-risk adolescents, behavioral treatment and training services for at-risk adolescents.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is:

(ATTACH SCHEDULE, IF NEEDED)

NUMBER

100,000 Common Shares $.10 par value per share

FIFTH: Any provision limiting or denying to shareholders the preemptive right to acquire unissued or treasury shares, or securities convertible into such shares or carrying a right to subscribe to or to acquire shares is:

NONE

(N.M. - 1794 - 12/7/94)

    CT System

SIXTH: The name of its initial registered agent and the street address and city of the initial registered office in New Mexico are:

NAME	ADDRESS (Post Office Box unacceptable unless geographical location is given)

C T CORPORATION SYSTEM
119 EAST MARCY
Santa Fe, New Mexico 87501

SEVENTH: The number of directors constituting the initial board of directors is   3        and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

NAME	ADDRESS

Henry D. Felton	6 Park Center Ct., Ste. 211, Owings Mills, MD 21117
John F. Ripley	6 Park Center Ct., Ste. 211, Owings Mills, MD 21117
W. James Hindman	6 Park Center Ct., Ste. 211, Owings Mills, MD 21117

EIGHTH: The name and address of each incorporator is:

NAME	ADDRESS

Norma Velasquez	1025 Vermont Avenue, NW, Washington, D C 20005
Marilyn Lizzio	1025 Vermont Avenue, NW, Washington, D C 20005

NINTH: The corporation shall indemnify its officers and directors to the extent permitted by the New Mexico Business Corporation Act.

DATED:	5/4/95	.

/s/ Norma Velasquez

/s/ [Illegible signature]

Signature of Incorporator(s)

(FILE DUPLICATE ORIGINALS)

(N. M. – 1794)

(DOMESTIC-INITIAL)

FILE DUPLICATE ORIGINALS

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT

BY DESIGNATED INITIAL REGISTERED AGENT

To the State Corporation Commission

State of New Mexico

STATE OF	WASHINGTON, D. C.	)

		)	SS.:

COUNTY OF		)

On this 5TH day of MAY, 19 95, before me a Notary Public in and for the State and County aforesaid, personally appeared Kevin J. Gallagher, who is to me known to be the person and who, being by me duly sworn, acknowledged to me that he does hereby accept his appointment as the Initial Registered Agent of

            YOUTH SERVICES INTERNATIONAL OF NEW MEXICO, INC.

the Corporation which is named in the annexed Articles of Incorporation, and which is applying for a Certificate of Incorporation pursuant to the provisions of the Business Corporation Act of the State of New Mexico.

C T CORPORATION SYSTEM

REGISTERED AGENT’S SIGNATURE

		BY (1)	/s/ Kevin J. Gallagher
Kevin J. Gallagher
Subscribed and sworn to before me on the day, month, and year first above set forth			Asst. Vice PRESIDENT

/s/ [Illegible signature]
NOTARY PUBLIC	Judith B. Argao
Notary Public District of Columbia
Commission Expires:	My Commission Expires: July 14, 1999

(Notarial seal)

NOTE: (1) If the Agent is a Corporation then the affidavit must be executed by the President or Vice-President of the Corporation.

NMSCC-CD

FORM RA-1

(REV 8/83)

(N.M. – 1794)

STATE OF NEW MEXICO

[SEAL]

OFFICE OF

THE STATE CORPORATION COMMISSION

CERTIFICATE OF AMENDMENT

OF

YOUTH AND FAMILY CENTERED SERVICES OF NEW MEXICO, INC.

3155025

The State Corporation Commission certifies that duplicate originals of the Articles of Amendment attached hereto, duly signed and verified pursuant to the provisions of the

BUSINESS CORPORATION ACT

(53-11-1 to 53-18-12 NMSA 1978)

have been received by it and are found to conform to law.

Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Amendment and attaches hereto a duplicate original of the Articles of Amendment.

Dated: DECEMBER 2, 1997

In Testimony Whereof, the State Corporation Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said Commission to be affixed at the City of Santa Fe

/s/ [Illegible signature]
Chairman
/s/ [Illegible signature]
Director

[Illegible]

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF YOUTH SERVICES INTERNATIONAL OF NEW MEXICO, INC.

Pursuant to the provisions of Section 53-13-4 of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is Youth Services International of New Mexico, Inc.

2. The Articles of Incorporation of the corporation are amended by deleting Article FIRST in its entirety and by substituting a new Article FIRST in its place to read as follows:

“FIRST: The corporate name of the corporation is Youth and Family Centered Services of New Mexico, Inc.”

3. The foregoing amendment was unanimously adopted by the Board of Directors and the shareholders of the corporation on the 31st day of October, 1997.

4. The corporation has 1,000 shares of common stock outstanding and entitled to vote on the amendment, all of which were voted in favor of the amendment.

0000 0097 2530

AD073030.261

IN WITNESS WHEREOF, the undersigned have caused these Articles of Amendment to be executed as of the 31st day of October, 1997.

YOUTH SERVICES INTERNATIONAL OF NEW MEXICO, INC.

By:	/s/ Kevin P. Sheehan
Kevin P. Sheehan President

ATTEST:

By:	/s/ J. Mack Nunn
J. Mack Nunn Secretary

Under penalty of perjury, the undersigned declares that the foregoing document executed by the corporation and that the statements contained therein are true and correct to the best of my knowledge.

By:	/s/ J. Mack Nunn
J. Mack Nunn Secretary

0000 0097 2532[Illegible]

AD073030.261